Exhibit 10.1

FIRST AMENDMENT TO THE VIVUS, INC.

LELAND F. WILSON EMPLOYMENT AGREEMENT

DATED DECEMBER 20, 2007

This First Amendment to the VIVUS, Inc. Leland F. Wilson Employment Agreement is made as of January ___, 2009, by and between VIVUS, Inc., a Delaware corporation (the “Company”), and Leland F. Wilson (“Executive”) dated December 20, 2007, with an effective date of June 1, 2007 (the “Effective Date”).

WHEREAS, the parties entered into the VIVUS, Inc. Leland F. Wilson Employment Agreement dated December 20, 2007 (the “Original Agreement”), and the Original Agreement had an initial term of two (2) years commencing upon the Effective Date (the “Initial Term”).

WHEREAS, the parties wish to amend the Original Agreement to increase the Initial Term to three (3) years and to extend other dates in the Original Agreement that were predicated on a two (2) year Initial Term.

WHEREAS, the Original Agreement, as set forth in Section 20 provides that any amendments to the Original Agreement must be in a writing executed by the parties.

WHEREAS, the parties enter this First Amendment to amend the Original Agreement as set forth below to allow for an Initial Term of three (3) years commencing on the Effective Date.

NOW THEREFORE, the parties agree as follows:

1.             Section 3 of the Original Agreement shall be amended and restated in its entirety to read as follows:

3              Term of Agreement.  This Agreement will have an initial term of three (3) years commencing on the Effective Date (the “Initial Term”).  On the third anniversary of the Effective Date, this Agreement will renew for an additional one (1) year term (the “Additional Term”) unless either party provides the other party with written notice of non-renewal at least ninety (90) days prior to the date of automatic renewal.  If the Company provides Executive with a notice of non-renewal, and such non-renewal is for reasons other than Cause, Executive will be entitled to the amounts and benefits specified in Section 8 of this Agreement.

2.             Section 12(a)(v) of the Original Agreement shall be amended and restated in its entirety to read as follows:

(a)           Cause.  For purposes of this Agreement, “Cause” will mean:

(v)      Executive’s failure to identify to the Board (with such identification to be made in writing to the Board) an appropriate individual to serve as President of the

Company and as a successor to Executive (the “Successor”) by January 31, 2010 (with any determination relating to the appropriateness of the Successor identified by Executive to be made in writing by the Board and in the sole discretion of the Board in good faith); or

3.             Section 12(g) of the Original Agreement shall be amended and restated in its entirety to read as follows:

(g)           Retirement.  For purposes of this Agreement, “Retirement” will mean Executive’s voluntary termination at any time following the date that is forty-two (42) months from the Effective Date, provided Executive has given the Company ninety (90) days notice of his intent to terminate his employment due to his Retirement and the Company has consented to such termination.

4.             This First Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.  This First Amendment may be executed by facsimile signature, which shall be deemed to be effective.

5.             Upon the execution of this First Amendment by the Company and Executive, this First Amendment shall be binding upon the parties to the Original Agreement.

6.             Except as set forth above, the remainder of the Original Agreement shall remain in full force and effect and shall be binding on all parties thereto.  All terms not otherwise defined in this First Amendment shall have the meanings prescribed to them in the Original Agreement.

IN WITNESS WHEREOF, the parties have duly executed this First Amendment to the VIVUS, Inc. Leland F. Wilson Employment Agreement dated December 20, 2007 as of the date set forth below.

COMPANY	EXECUTIVE

VIVUS, Inc.
a Delaware corporation

(Signature)	(Signature)

(Print Name)	(Print Name)

(Print Title if signing on behalf of an entity)	(Print Title if signing on behalf of an entity)

Date:	Date:

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